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                                                                   Exhibit 10.23


                                PROMISSORY NOTE

$125,000                                                         August 27, 1999

     FOR VALUE RECEIVED, the undersigned Borrower promises to pay to TeleCommunications Systems, Inc. (the "Company") at its principal offices at 275 West Street, Suite 400, Annapolis, MD 21401 the principal sum of One Hundred Twenty-Five Thousand dollars ($125,000.00), together with interest from the date on this Note on the unpaid principal balance, upon the terms and conditions specified below.

     1. TERM. The principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable at the close of business on August 26, 2002; provided, however, that if Borrower remains an employee of Company on August 26, 2000, the $41,667 of the principal amount together with the accrued and unpaid interest thereon shall be forgiven and the obligation to pay that amount will be extinguished. If Borrower remains an employee of Company on August 26, 2001, then $41,667 of the principal amount together with the accrued and unpaid interest thereon shall be forgiven and the obligation to pay that amount will be extinguished. If the Borrower remains an employee on August 26, 2002, then the remaining principal amount together with the accrued and unpaid interest thereon shall be forgiven and the Note shall be cancelled without repayment of any kind.

     2. RATE OF INTEREST. Interest shall accrue under the Note on any unpaid principal balance at the Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code, per annum, compounded annually.

     3. PREPAYMENT. Prepayment of principal and interest may be made at any time without penalty.

     4. EVENTS OF ACCELERATION. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon:

          (a)  The date when the Borrower ceases to be employed by Company;
          (b) The occurrence of a material event of default under the Option Pledge Agreement securing this Note or any obligation secured thereby.

     5. SECURITY. Payment of this Note shall be secured by an Option Pledge Agreement to be executed and delivered by the Borrower and covering shares of the Company's Class B Common Stock. The Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Option Pledge Agreement, may be applied to the satisfaction of the Borrower's obligations hereunder.

     6. COLLECTION. If action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with such action.


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     7. WAIVER. No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note or the Option Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Option Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Option Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

     The Borrower hereby waives presentment and demand for payment at such time as the payments are due under the Note.

     8. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of the Note shall prevail.

     9. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of Maryland.


                                             /s/ Timothy J. Lorello
                                             _______________________
                                             Signature of Borrower

                                             Timothy J. Lorello
                                             _______________________
                                             Borrower
                                             1524 Sappington Drive
                                             Gambrills, MD 21054


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